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                             SUBSCRIPTION AGREEMENT

                                    BETWEEN

                              THE WMF GROUP, LTD.

                                      AND

                               BANKBOSTON, N.A.,
                               SUBSCRIPTION AGENT

                        RIGHTS TO PURCHASE COMMON STOCK


                               February 1, 1999

--------------------------------------------------------------------------------

                             SUBSCRIPTION AGREEMENT
                             ----------------------

     This SUBSCRIPTION AGREEMENT (the "Agreement") is dated as of February 1, 1999, between The WMF Group, Ltd., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association, as Subscription Agent and Transfer Agent.

                                    RECITALS
                                    --------

     WHEREAS, the Company proposes to issue Rights (the "Rights") entitling the holders thereof to purchase an aggregate of up to approximately 2,829,511 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"); and

     WHEREAS, the Subscription Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Rights;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

     1.  Appointment of Subscription Agent.
         ---------------------------------

     The Company hereby appoints the Subscription Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Subscription Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

     2.  Amount Issued.
         -------------

     Subject to the provisions of this Agreement, the Company shall issue transferable Rights to purchase approximately 2,829,511 shares of Common
Stock. The Company shall deliver to holders of Common Stock as of February 1, 1999 (the "Record Date") (the "Record Holders") 1.072 Rights for each share of Common Stock held of record on the Record Date. No fractional rights or cash in lieu thereof will be issued or paid. The number of Rights distributed to each Record Holder will be rounded up or down to the nearest whole number. Each Right shall entitle the holder thereof to purchase one share of Common Stock at a price of $5.00 per share upon exercise of the Right as herein provided.

     3.  Form of Subscription Certificates.
         ---------------------------------

         (a) The Rights shall be evidenced by certificates (the "Subscription Certificates") to be delivered pursuant to this Agreement in registered form only. The Subscription Certificates and the forms of election to purchase Shares and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any holder of a Right (a "Rightholder"), or as may, consistently herewith, be determined by the officers executing such Subscription Certificates, as evidenced by their execution of such Subscription Certificates.

          (b) No Subscription Certificate may be divided in such a way as to permit the holder to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depositary, bank, trust company, and securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may by delivering a written request by 5:00 p.m., New York City time, on a date which is fifteen
(15) business days from the effective date of the Registration Statement, as hereinafter defined, and, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Record Holder. The Company reserves the right to refuse to issue any such Subscription Certificate if such issuance would be inconsistent with the principle that each beneficial owner's holdings will be rounded up or down to the nearest whole Right.

     4.   Execution of Subscription Certificates.
          --------------------------------------

     Subscription Certificates shall be signed on behalf of the Company by its Chairman, President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary. Each such signature upon the Subscription Certificates may be in the form of a facsimile signature of the current or any future Chairman, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Subscription Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Subscription Certificates shall be delivered or disposed of, such person shall have ceased to hold such office.

     If any officer of the Company who shall have signed any of the Subscription Certificates shall cease to be such officer before the Subscription Certificates so signed shall have been delivered by the Subscription Agent or disposed of by the Company, such Subscription Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, although at the date of the execution of this Agreement any such person was not such officer.

     5.   Registration.
          ------------

     The Subscription Certificates shall be numbered and shall be registered in a register (the "Rights Register") to be maintained by the Subscription Agent. The Company and the Subscription Agent may deem and treat the registered holder of a Subscription Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Subscription Agent shall be affected by any notice to the contrary.

     6.   Rights Issued To Certain Shareholders Not Exercisable Or Transferable.
          ---------------------------------------------------------------------

     Pursuant to a Stock Purchase Agreement dated as of October 16, 1998, among the Company, Demeter Holding Corporation ("Demeter"), Phemus Corporation ("Phemus") and Capricorn Investors II, L.P. ("Capricorn"), Demeter, Phemus and Capricorn have agreed that they will not exercise, transfer or acquire any of the Rights issued to them pursuant to Section 2 of this Agreement. The Subscription Agent hereby agrees that it will hold and not issue any Subscription Certificates issuable in the name of Harvard Private Capital Holdings, Inc. ("Harvard," an affiliate of Demeter and Phemus), Demeter, Phemus or Capricorn and that it will not accept for exercise, exchange or transfer any Subscription Certificate issued in the name of, or to be issued in the name of, Harvard, Demeter, Phemus or Capricorn, and that it will notify the Company immediately upon receipt of any such Subscription Certificate.

     7.   Registration of Transfers and Exchanges.
          ---------------------------------------

     Subject to Section 6 hereof, until the Close of Business on the Expiration Date (as hereinafter defined), the Subscription Agent shall from time to time register the transfer of any outstanding Subscription Certificates in the Rights Register, upon surrender of such Subscription Certificates, duly endorsed, and, if not surrendered by or on behalf of an original holder of Subscription Certificates or a transferee thereof, accompanied by a written instrument or instruments of transfer in form satisfactory to the Subscription Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD"), (c) a member of a national securities exchange or (d) by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Upon any such registration of transfer, a new Subscription Certificate shall be issued to the transferee.

     Subscription Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Subscription Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Rights (a "Subscription Agent Office,") or at the offices of any successor Subscription Agent as provided in Section 19 hereof, for another Subscription Certificate or other Subscription Certificates of like tenor and representing in the aggregate a like number of Rights.

     8.   Duration and Exercise of Rights; Subscription Price.
          ---------------------------------------------------

          (a) The Rights shall expire at (i) 5:00 p.m. Eastern Standard Time (the "Close of Business") on March 8, 1999, subject to extension by up to 10 days, in the sole discretion of the Company in a written statement to the Subscription Agent and with notice to registered Right Holders in the manner provided for in Section 15 (such date of expiration being hereinafter referred to as the "Expiration Date"). At such time as the Rights become exercisable, and thereafter until the Close of Business on the Expiration Date, the Rights may be exercised on any business day. After the Close of Business on the Expiration Date, the Rights will become void and of no value.

          (b) (i) Subject to the provisions of this Agreement, each Right shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Right) one fully paid and nonassessable Share at the price of $5.00 (U.S.) per share (the "Subscription Price") (the "Basic Subscription Right").

               (ii) If a Right Holder subscribes to purchase the maximum number of shares available pursuant to such holder's Basic Subscription Right, such holder shall be entitled to subscribe to purchase additional Shares at the price of $5.00 (U.S.) per share (the "Oversubscription Privilege"), subject to the availability of such shares and to the allotment of such shares among Right Holders who exercise the Oversubscription Privilege on the basis specified in the Prospectus.

          (c) A Right Holder shall exercise such Holder's right to purchase Shares by depositing with the Subscription Agent at a Subscription Agent Office, the Subscription Certificate evidencing such Right with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Rights) to be guaranteed in the manner described in
Section 6 hereof, and paying to the Subscription Agent in lawful money of the United States of America by check or bank draft drawn upon a United States bank or a postal, telegraphic or express money order of an amount equal to the Subscription Price multiplied by the number of Shares in respect of which the Rights are being exercised. Once a Right Holder exercises a Right, that exercise may not be revoked.

          (d) If a Right Holder wishes to exercise its Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

          (i) such holder has caused payment in full of the Subscription Price for each Share being subscribed to be received (in the manner set forth in subsection (c) above) by the Subscription Agent on or prior to the Expiration Date;

          (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instruction for Use of The WMF Group, Ltd. Subscription Certificates (the "Instructions") distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the

          United States (each, an "Eligible Institution"), stating the name of the exercising Right Holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Right Holder, the number of Shares being subscribed for pursuant to the Basic Subscription Right, the number of Shares being subscribed for pursuant to the Oversubscription Privilege and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within three (3) Nasdaq trading days following the date of the Notice of Guaranteed Delivery; and

          (iii) the properly completed Subscription Certificate or Subscription Certificates evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Subscription Agent within three (3) Nasdaq trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the manner set forth in Section 21 hereof.

     Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered directly to the holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

          (e) Subject to Sections 6 and 10, upon such surrender of a Subscription Certificate and payment of the Subscription Price, and as soon as practicable after the Expiration Date:

          (i) the Subscription Agent, in its capacity as the Company's transfer agent (the "Transfer Agent"), shall requisition for issuance and delivery to or upon the written order of the registered holder of such Subscription Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Basic Subscription Right evidenced by such Subscription Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the Expiration Date.

          (ii) the Subscription Agent shall calculate the total number of Shares subscribed for pursuant to the Oversubscription Privileges and the total number of Shares available for purchase pursuant to the Oversubscription Privilege (the "Available Shares"). The number of Available Shares shall be equal to the difference between the total number of Rights issued by the Company (excluding Rights issued to Demeter, Phemus and Capricorn) and the number of shares purchased pursuant to the Basic Subscription Rights. Each Right Holder subscribing to purchase Shares pursuant to the Oversubscription Privilege shall be entitled to purchase a number of shares (the "Pro-Rata Amount") equal to the product of (A) the number of Available Shares multiplied by (B) the number of

          Shares purchased by such Right Holder pursuant to its Basic Subscription Right, divided by the total number of Shares purchased by all Right Holders who also exercised their Oversubscription Privilege. If a Right Holder has subscribed for fewer Shares pursuant to the Oversubscription Privilege than such holder's Pro-Rata Amount, then the Subscription Agent shall issue a certificate for the subscribed number of Shares and shall treat the difference between the Pro-Rata Amount and the number of Shares so issued as Available Shares. If a Right Holder has subscribed for more Shares than such holder's Pro-Rata Amount, then the Subscription Agent shall issue a certificate for the Pro-Rata Amount and refund to such holder any overpayment.

     The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order.

          (f) The Rights evidenced by a Subscription Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Rights specified in the Subscription Certificate. If less than all of the Rights evidenced by a Subscription Certificate surrendered upon the exercise of Rights are exercised at any time prior to the Expiration Date, a new Subscription Certificate or Certificates shall be issued for the number of Rights evidenced by the Subscription Certificate so surrendered that have not been exercised.

          (g) The Subscription Agent shall account promptly to the Company with respect to Rights exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of Shares through the exercise of the Basic Subscription Rights. The Subscription Agent shall retain all moneys and other consideration received by it for the purchase of Shares through the exercise of the Oversubscription Privileges until after completion of the procedure described in subsection (e)(ii) above.

          (h) If either the number of Rights being exercised is not specified on a Subscription Certificate, or the payment delivered is not sufficient to pay the full aggregate Subscription Price for all shares of Common Stock stated to be subscribed for, the Right Holder will be deemed to have exercised the maximum number of Rights that could be exercised for the amount of the payment delivered by such Right Holder. If the payment delivered by the Right Holder exceeds the aggregate Subscription Price for the number of Rights evidenced by the Subscription Certificate(s) delivered by such Right Holder, the payment will be applied, until the Basic Subscription Right is depleted, to subscribe for shares of Common Stock. Any excess payment remaining after the foregoing allocation will be applied to subscribe for additional shares of Common Stock pursuant to the Oversubscription Privilege (subject to pro-ration pursuant to subsection
(e)(ii) hereof).

     9.   Cancellation of Rights.
          ----------------------

     If the Company shall purchase or otherwise acquire Rights, the Subscription Certificates representing such Rights shall thereupon be delivered to the Subscription Agent and be canceled by it and retired. The Subscription Agent shall cancel all Subscription Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part.

     10.  Payment of Taxes.
          ----------------

     The Company will pay all documentary stamp taxes attributable to the initial issuance of Rights and of Shares upon the exercise of Rights; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Subscription Certificates or any certificates for Shares in a name other than the registered holder of a Subscription Certificate surrendered upon the exercise of a Right, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

     11.  Mutilated or Missing Subscription Certificates.
          ----------------------------------------------

     If any of the Subscription Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Subscription Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Subscription Certificate, or in lieu of and substitution for the Subscription Certificate lost, stolen or destroyed, a new Subscription Certificate of like tenor and representing an equivalent number of Rights, but only upon receipt of evidence satisfactory to the Company and the Subscription Agent of such loss, theft or destruction of such Subscription Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Subscription Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Subscription Agent may prescribe.

     12.  Reservation of Shares.
          ---------------------

     For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Rights, the Company will at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of all outstanding Rights (excluding Rights issued to Demeter, Phemus and Capricorn), and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Subscription Agent, in its capacity as Transfer Agent, is hereby irrevocably authorized to requisition from time to time stock certificates issuable upon exercise of outstanding Rights.

     Before taking any action that would cause an adjustment pursuant to Section 14(b) reducing the Subscription Price below the then par value (if any) of the Shares issuable upon exercise of the Rights, the Company will take any corporate action that may, in the opinion of its

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counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Subscription Price as so adjusted.

     The Company covenants that all Shares issued upon exercise of the Rights will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.

     13.  Registration of Rights and Shares.
          ---------------------------------

     The Company has filed with the SEC a registration statement, on Form S-3 (the "Registration Statement") which has been or will be declared effective.
The Company will use its best efforts to keep the Registration Statement continuously effective from the date hereof through the Close of Business ten
(10) business days following the Expiration Date. So long as any unexpired Rights remain outstanding, the Company will take all necessary action to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Subscription Certificates, the exercise of the Rights and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Rights.

     14.  Adjustment of Subscription Price and Number of Shares Purchasable or
          --------------------------------------------------------------------
          Number of Rights.
          ----------------

          (a) Except as provided in subsection (b) below, the Subscription Price and the number of Shares purchasable upon the exercise of each Right shall not be adjusted during the term of the Rights Offering or upon exercise of any Right or Rights.

          (b) If the Company shall (i) pay a dividend on its shares of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) reclassify the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Right immediately prior thereto shall be adjusted so that the holder of each Right shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Right been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Common Stock, references in this Agreement to Common Stock shall thereafter be deemed to refer to the securities into which the Common Stock shall have been reclassified.

          (c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Subscription Agent an agreement, in form and substance substantially equivalent to this Agreement, that each holder of a Subscription Certificate shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, upon payment of the Subscription Price in effect immediately prior to such action to purchase upon exercise of each Right the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Right been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Right, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 14. The provisions of this subparagraph (b) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Subscription Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Rights or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement

     15.  Fractional Rights and Fractional Shares.
          ---------------------------------------

     The Company shall issue 1.072 Rights for each share of Common Stock held by a Record Holder on the Record Date. The Company shall not distribute fractional Rights or Subscription Certificates that evidence fractional Rights. The number of Rights to be distributed to each Record Holder will be rounded up or down to the nearest whole number. Each Right will be exercisable for one share of Common Stock.

     16.  Notices to Rightholders.
          -----------------------

     If:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Common Stock, or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible or exchangeable into shares of Common Stock or any right to subscribe for or purchase Common Stock, or

          (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall (i) cause written notice of such event to be filed with the Subscription Agent and shall cause written notice of such event to be given to each of the registered holders of the Subscription Certificates at such holder's address appearing on the Rights Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily morning English language newspaper of general circulation in New York City, New York, of such event, such giving of notice and publication to be completed at least ten (10) calendar days (or twenty (20) calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

     17.  Merger, Consolidation or Change of Name of Subscription Agent.
          -------------------------------------------------------------

     Any corporation into which the Subscription Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subscription Agent shall be a party, or any corporation succeeding to the shareholder services business of the Subscription Agent, shall be the successor to the Subscription Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Subscription Agent under the provisions of Section 19.

     18.  Subscription Agent.
          ------------------

     The Subscription Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Certificates, by their acceptance thereof, shall be bound:

          (a) The Subscription Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Subscription Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Right to make or cause to be made any adjustment in the Subscription Price or in the number of Shares issuable upon exercise of any Subscription (except as instructed by the Company)

          (b) The Company agrees to indemnify the Subscription Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Subscription Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith.

          (c) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing the provisions of this Agreement.

         (d) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, the President, any Vice President, the Controller, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

     19.  Change of Subscription Agent.
          ----------------------------

     If the Subscription Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the registered holders of Subscription Certificates) or shall become incapable of acting as Subscription Agent or if the Board of Directors of the Company shall by resolution remove the Subscription Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Subscription Agent and the giving of written notice of such removal to the registered holders of Subscription Certificates), the Company shall appoint a successor to the Subscription Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Subscription Agent or by the registered holder of a Subscription Certificate (in the case of incapacity), then the registered holder of any Subscription Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Subscription Agent. Pending appointment of a successor to the Subscription Agent, either by the Company or by such a court, the duties of the Subscription Agent shall be carried out by the Company. Any successor Subscription Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Subscription Agent, the Company shall cause written notice of the change in the Subscription Agent to be given to each of the registered holders of the Subscription Certificates at such holder's address appearing on the Rights Register. After appointment, the successor Subscription Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Subscription Agent without further act or deed. The former Subscription Agent shall deliver and transfer to the successor Subscription Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19 or any defect therein, shall not affect the legality or validity of the removal of the Subscription Agent or the appointment of a successor Subscription Agent, as the case may be.

     20.  Rightholder Not Deemed a Stockholder.
          ------------------------------------

     Nothing contained in this Agreement or in any of the Subscription Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

     21.  Delivery of Prospectus.
          ----------------------

     If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Rights, the Company will furnish to the Subscription Agent sufficient copies of a prospectus, and the Subscription Agent agrees that upon the exercise of any Subscription Certificate by the holder thereof, the Subscription Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

     22.  Notices to Company and Subscription Agent.
          -----------------------------------------

     Any notice or demand authorized by this Agreement to be given or made by the Subscription Agent or by any registered holder of any Subscription Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Subscription Agent), as follows:

     The WMF Group, Ltd.
     1593 Spring Hill Road, Suite 400
     Vienna, Virginia  22182
     Attention:  Michael D. Ketcham

     If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Subscription Agent.

     Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Subscription Certificate to the Subscription Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Subscription Agent with the Company), as follows:

     Boston EquiServe, L.P.
     150 Royall Street
     Boston, MA 02021
     Attn:  Eric Schwendenman

The Subscription Agent maintains a Subscription Agent Office at 40 Campanelli Drive, Braintree, MA, 02184.

     23.  Supplements and Amendments.
          --------------------------

     The Company and the Subscription Agent may from time to time supplement or amend this Agreement without the approval of any holders of Subscription Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Subscription Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Rights in any material respect.

     Any supplement or amendment of this Agreement which may not be made by the Company and the Subscription Agent without the approval of holders of Subscription Certificates pursuant to the preceding paragraph shall require the approval of the holders of Subscription Certificates entitled to purchase upon exercise thereof a majority of the Shares which may be purchased upon the exercise of all outstanding Subscription Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would provide for an adjustment to either (i) the number of Shares purchasable upon exercise of a Right or (ii) the exercise price for which Shares are purchasable upon exercise of a Right, in either case, in a manner not provided for in this agreement and in a manner that would have a substantial negative impact on the holders of Subscription Certificates, then such amendment or supplement shall require the consent of the holders of all Subscription Certificates.

     24.  Successors.
          ----------

     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     25.  Termination.
          -----------

     This Agreement shall terminate the Close of Business on the date which is fifteen (15) OTC Bulletin Board trading days after the Expiration Date. Upon termination of the Agreement, the Subscription Agent shall retain all canceled Subscription Certificates and related documentation as required by applicable law.

     26.  Governing Law.
          -------------

     This Agreement and each Subscription Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflict of law or choice of laws of the Commonwealth of

Massachusetts or any other jurisdiction which would cause the application of any laws other than of the Commonwealth of Massachusetts.

     27.  Benefits of this Agreement.
          --------------------------

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Subscription Agent and the registered holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the registered holders of the Subscription Certificates.

     28.  Counterparts.
          ------------

     This Agreement may be executed in a number of counterparts and each of such counterparts shall all for purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     29.  Headings.
          --------

     The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF the parties hereto have caused this Rights Agreement to be executed and delivered as of the day and year first above written.



                              THE WMF GROUP, LTD.

                              By: /s/ Michael D. Ketcham
                                 ------------------------------
                                 Name:  Michael D. Ketcham
                                 Title:  Chief Financial Officer and Treasurer

Attest:

/s/ Elizabeth Whitbred-Snyder
-----------------------------
Elizabeth Whitbred-Snyder
Assistant Secretary

                              BANKBOSTON, N.A.

                              By: /s/ Barbara S. Cummings
                                 ------------------------------
                                 Name: Barbara S. Cummings
                                 Title: Administration Manager

Attest:

/s/ Erik Schwendenman
---------------------